                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                               FORM 8-K

                               _________


                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    July 3, 1995
                                                    ------------


                            ELXSI CORPORATION
          --------------------------------------------------
          (Exact Name of Registrant as Specified in Charter)


                               Delaware
   -------------------------------------------------------------
  (State or Other Jurisdiction of Incorporation or Organization)


           0-11877                         77-0151523
   -----------------------    ----------------------------------
  (Commission File Number)   (I.R.S. Employer Identification No.)


   4209 Vineland Road, Suite J-1, Orlando, Florida    32811
   -----------------------------------------------  ----------
      (Address of Principal Executive Offices)      (Zip Code)


                            (407) 849-1090
         ----------------------------------------------------
         (Registrant's Telephone Number, Including Area Code)
PAGE

Item 2.  Acquisition or Disposition of Assets.

On July 3, 1995, ELXSI, a California Corporation ("ELXSI") and a wholly owned subsidiary of the Registrant, completed an acquisition of Abdow's Family Restaurants from Abdow Corporation of Springfield, MA, for a price of approximately $3,800,000 including estimated expenses of approximately $300,000. The transaction, which includes the leasing of 16 restaurant sites and the purchase of associated assets located in western Massachusetts and central Connecticut, brings the total number of restaurants operated by ELXSI to 59. ELXSI intends to convert most of the Abdow's locations into Bickford's over the next 12 to 18 months.

The transaction was financed by an increase in ELXSI's existing line of credit with Bank of America Illinois, which recently was extended to June 30, 1997. The total available credit on July 3, 1995 was increased to $15,840,000. The minimum monthly reductions in available credit were increased from $220,000 per month to $280,000 per month from July to December 1995 and $3,330,000 annually thereafter.

ELXSI Chairman and CEO Alexander M. Milley commented, "The acquisition of the Abdow's restaurants is a tremendous opportunity to strengthen Bickford's position in New England. Abdow's has superior locations and an excellent reputation in its market, and we welcome the Abdow's employees into our company." Mr. Milley continued, "The transaction is an excellent one for ELXSI's shareholders. The Abdow's locations have a higher average sales volume than the Bickford's locations, while the Bickford's restaurants have higher average profit margins. Therefore, our goal is to maintain the sales levels in each new location while improving average margins, as we successfully did with the conversions of five Howard Johnson's Restaurants acquired in 1991. Achieving this goal will produce a significant positive impact on future earnings." Mr. Milley went on to add that even before the conversions are completed, he anticipates the acquisition to positively impact earnings per share.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial statements of Business Acquired.

It is not possible to file the required audited financial statements, if any, at the time of the filing of this Current Report on Form 8-K. Based on information currently available to ELXSI and the Registrant, this acquisition would not constitute a "significant business combination" within the meaning of applicable Securities and Exchange Commission rules. However, if it is determined that certain audited financial information is required, it will be filed under cover of Form 8 as soon as practicable, but not later than September 16, 1995.

(b)   Pro Forma Financial Information.

It is not possible to file the required audited financial statements, if any, at the time of the filing of this Current Report on Form 8-K. Based on information currently available to ELXSI and the Registrant, this acquisition would not constitute a "significant business combination" within the meaning of applicable Securities and Exchange Commission rules. However, if it is determined that certain audited financial information is required, it will be filed under cover of Form 8 as soon as practicable, but not later than September 16, 1995.

(c)   Exhibits.

Exhibit 2.8     Purchase and Sale Agreement among Abdow
                Corporation, the Bickford's Family Restaurant division of ELXSI, George T. Abdow and Ronald J.
                Abdow dated as of May 31, 1995.

Exhibit 10.19   Fifth Amendment to Amended and Restated Loan and
                Security Agreement between ELXSI and Bank of
                America Illinois dated as of July 3, 1995.
PAGE

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ELXSI CORPORATION
                                 -------------------------
                                       (Registrant)



Date: July 18, 1995             /s/   Thomas R. Druggish
                                ---------------------------
                                Thomas R. Druggish,  Vice
                                President Finance, Treasurer and
                                Corporate Secretary (Chief
                                Accounting Officer)
PAGE

                           INDEX TO EXHIBITS

      Exhibit 2.8     Purchase and Sale Agreement among Abdow
                      Corporation, the Bickford's Family
                      Restaurant division of ELXSI, George T.
                      Abdow and Ronald J. Abdow dated as of May
                      31, 1995.

      Exhibit 10.19   Fifth Amendment to Amended and Restated
                      Loan and Security Agreement between ELXSI and Bank of America Illinois dated as of July 3, 1995.